CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-292691 on Form S-6 of our report dated March 17, 2026, relating to the financial statement of FT 12776, comprising Vest Nasdaq 100 Buffered 10 Portfolio, Series 28, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 17, 2026